EXHIBIT 21.1

Subsidiaries of Registrant

U.S. Subsidiaries

Chronimmune Pharmaceuticals, Inc.
Human Organ Science, Inc.
XenoStat, Inc.

Foreign Subsidiaries

IMTIX-SangStat Austria GmbH
IMTIX-SangStat B.V.
IMTIX-SangStat GmbH
IMTIX-SangStat S.A.S.
IMTIX-SangStat, S.L.
IMTIX-SangStat S.r.l.
IMTIX-SangStat (Switzerland) GmbH
IMTIX-SangStat (UK) Limited
SangStat Atlantique S.A.S.
SangStat Canada, Ltd.
SangStat Luxembourg S.à.r.l.
SangStat Medical International Cayman
SangStat Netherlands B.V.
SangStat Spain S.L.
SangStat U.K., Ltd.